Exhibit 99.1

Amedica Corporation Announces Private Label Agreement with Spinal Kinetics

Strategic Agreement to Provide Silicon Nitride Spinal Interbody Fusion Devices

SALT LAKE CITY, October 14, 2014 – Amedica Corporation (Nasdaq:AMDA), a biomaterial company that has developed silicon nitride ceramics as a material platform to manufacture and commercialize orthopaedic implants, is pleased to announce that it has entered into a multi-year private labeling agreement with Spinal Kinetics, a leading innovator of advanced artificial spinal disc technology.

Pursuant to the terms of the non-exclusive agreement, Amedica will provide Spinal Kinetics with sterile packed silicon nitride spinal interbody fusion devices for sale in worldwide markets.

“We are very pleased with this alliance as it further validates the advantages of our proprietary silicon nitride biomaterial technology, and complements our current distribution structure,” said Dr. Sonny Bal, Chairman and CEO of Amedica Corporation. “We look forward to fostering this strategic partnership with Spinal Kinetics and believe that this agreement, along with others in the coming months and year, will fortify our position as the innovative leader of medical-grade silicon nitride products.”

Amedica’s spinal interbody fusion devices are made of a micro-composite silicon nitride biomaterial – a breakthrough ceramic with unmatched strength, durability and reliability. Its surface texture and hydrophilic nature attract both osteoblasts and physiologic proteins to ensure reliable osteointegration, while its surface biochemistry inhibits bacterial biofilm adhesion. This combination of optimal material properties is unique to Amedica’s silicon nitride material platform.

“The Spinal Kinetics team is very excited to add Amedica’s silicon nitride spinal fusion technology to our product portfolio” said Tom Afzal, President and CEO of Spinal Kinetics. “This agreement is a critical additional step in broadening the range of uniquely innovative technologies we bring to the spine surgery community.”

About Amedica Corporation

Amedica is a company focused on the development and application of medical-grade silicon nitride ceramics. Amedica markets spinal fusion products and is developing a new generation of orthopaedic bearings for hip and knee arthroplasty. Amedica operates an ISO 13485 certified manufacturing facility and its spine products are FDA cleared, CE marked, and currently marketed in the U.S. and select markets in Europe and South America.

For more information on Amedica or its Silicon Nitride material platform, please visit www.amedica.com.

About Spinal Kinetics

Founded in 2003, Spinal Kinetics is a privately held medical device company focused on developing innovative and practical solutions for treatment of diseases of the spine. The M6-C cervical and M6-L lumbar artificial discs have rapidly established themselves among the leading artificial discs available due to their unique biomechanical properties that replicate the motion of a natural disc. With over 31,000 implants to date, the M6 has become the disc of choice among leading spine surgeons around the world and is available in 27 countries. In the U.S., Spinal Kinetics is actively enrolling patients in its FDA IDE Pivotal Study of the M6-C. The company is located in Sunnyvale, California.

For more information on Spinal Kinetics or the M6 Artificial Disc, please visit www.spinalkinetics.com

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of Amedica and members of its management team with respect to Amedica’s future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, that Amedica will enter into other private label agreements in the coming months and year, Amedica’s market opportunities, growth, future products, market acceptance of its products, sales and financial results and such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of Amedica’s products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in Amedica’s Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 31, 2014, and in Amedica’s other filings with the SEC. Amedica disclaims any obligation to update any forward-looking statements.

Contact:

Mike Houston

Director of Investor Relations, Amedica

801-839-3534

mhouston@amedica.com

Gary Paul

Investor Relations, Spinal Kinetics

408-636-2540

gpaul@spinalkinetics.com